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                                                                  EXHIBIT 10.109

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT ("AGREEMENT") is made and entered into as of this 5th day of February, 2004, by and between TIMCO AVIATION SERVICES, INC., a Delaware corporation (the "SELLER") and KEYSTONE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "PURCHASER"). In consideration of the mutual covenants and promises herein set forth, the parties agree as follows:

         1. PURCHASE AND SALE. Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller that certain approximate 31.84 acre parcel of real property (collectively, the "LAND") located in Miramar, Broward County, Florida as more particularly described in Exhibit "A" attached to this Agreement, together with the following property and rights:

         (a) all improvements located on the Land, including that certain approximate 536,435 building, together with all structures and other facilities (the "IMPROVEMENTS"). The Land and the Improvements are hereinafter collectively referred to as the "REALTY;"

         (b) All fixtures, equipment, furnishings and items of personal property used or useful in the operation, repair and maintenance of the Realty, and situated on the Realty and owned by Seller.

         (c) All of Seller's interest, as landlord, in and to that certain lease for the Realty with Kellstrom Industries a true copy of which is attached hereto as Exhibit "B" (the "LEASE").

         (d) All deposits, licenses, permits, authorizations, warranties, approvals and contract rights pertaining to ownership and/or operation of the Realty to the extent assignable.

         (e) All strips and gores of land lying adjacent to the Realty, together with all easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads, and appurtenances pertaining to or accruing to the benefit of the Realty.

         (f) All general intangible rights pertaining to the ownership and/or operation of the Realty.

The Realty and all of the other property and rights described in this paragraph 1 are hereinafter collectively called the "PROPERTY".

         2. PURCHASE PRICE. The purchase price to be paid by Purchaser to Seller for the Property is Twenty Six Million and No/100 ($26,000,000.00) Dollars (the "PURCHASE PRICE").

         To secure the performance by Purchaser of its obligations under this
Agreement: (i) within two (2) business days of receipt of the Agreement executed by Seller, Purchaser shall deliver to the law firm of Greenberg Traurig, P.A., as Escrow Agent (the "ESCROW AGENT"), the sum of Fifty Thousand and No/100 ($50,000.00) Dollars


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which shall be held as an initial earnest money deposit hereunder (the "INITIAL
DEPOSIT") and (ii) on or before the expiration of the Inspection Period (as hereinafter defined), Purchaser shall deliver to the Escrow Agent the additional sum of Two Hundred Thousand and No/100 ($200,000.00) Dollars which shall be held as an additional earnest money deposit hereunder (the "ADDITIONAL DEPOSIT"). The Initial Deposit and the Additional Deposit are hereinafter collectively referred to as the "DEPOSIT". All interest earned on the Deposit shall accrue to the benefit of Purchaser.

         3. TERMS OF PAYMENT. The Purchase Price shall be paid to Seller as follows:


            $250,000.00    being the total Deposit referred to in paragraph 3
                           of this Agreement, which sum shall be paid to Seller at closing.

         $25,750,000.00    in current funds at time of closing, subject to
                           prorations and adjustments as hereinafter provided, to be paid by wire transfer of Federal Funds.

         $26,000,000.00    Total Purchase Price.

         4. TITLE. Prior to the expiration of the Inspection Period, Purchaser, at Purchaser's expense, shall obtain a commitment (the "COMMITMENT") for an owner's ALTA title insurance policy from Chicago Title Insurance Company (or other national title company) in favor of Purchaser in the amount of the Purchase Price. The Commitment shall be endorsed and updated at Purchaser's expense within ten (10) days before Closing. The Commitment and any endorsement thereof shall show Seller to be vested with good, marketable and insurable fee simple title to the Realty, free and clear of all liens, encumbrances and other matters, except only the following (the "PERMITTED EXCEPTIONS"):

         (a)      Ad valorem real estate taxes for 2004 and subsequent years.

         (b) All applicable zoning ordinances and regulations, none of which shall prohibit or otherwise interfere with all uses presently being made of the Property.

         (c)      The matters set forth on Exhibit "C" attached hereto.

         Prior to expiration of the Inspection Period, Purchaser shall also obtain at Purchaser's expense, a survey (the "SURVEY") of the Realty showing and certifying the exact location and legal description of the Realty and meeting the minimum technical standards of the American Land Title Association, the Florida Board of Land

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Surveyors and the State of Florida Department of Professional Regulation,
certified to Purchaser and Purchaser's title insurer, and prepared as of a date subsequent to the date of this Agreement.

         Title shall be deemed good, marketable and insurable only if the Commitment allows for issuance of an Owner's ALTA Policy effective as of Closing at minimum promulgated risk rate premiums, without any guarantees and without any exceptions, standard or otherwise, other than the Permitted Exceptions. Purchaser shall have until the expiration of the Inspection Period within which to examine the Commitment and the Survey. If Purchaser finds title to be defective, Purchaser shall, no later than the expiration of the Inspection Period notify Seller in writing specifying the defect(s) (which defect(s) shall also include any UCC-1 Financing Statements filed with the Florida Secretary of State); provided that if Purchaser fails to give Seller written notice of defect(s) before the expiration of the Inspection Period, the matters shown in the Commitment or Survey shall be deemed to be waived as title objections to closing this transaction. Purchaser may raise as additional objections, however, any matters first shown by the endorsement of the Commitment as provided above. If Purchaser has given Seller timely written notice of defect(s) and the defect(s) render the title other than as represented in this Agreement, Seller shall use its good faith diligent efforts to cause such defects to be cured by the date of closing but shall not be required to institute any administrative or judicial proceedings or to expend in excess of $20,000.00 in pursuit of such cure, except for "Seller Liens" (as defined below). Seller agrees to remove by payment, bonding, or otherwise any lien against the Property caused or created by Seller capable of removal by the payment of money or bonding ("SELLER LIENS"). In the event that Seller does not eliminate any defects as of the date of closing, Purchaser shall have the option of either: (i) closing and accepting the title "as is," without reduction in the Purchase Price and without claim against Seller therefor except that Purchaser may deduct from the Purchase Price the amount of any Seller Liens, or (ii) canceling this Agreement in which event the Escrow Agent shall return the Deposit and all interest earned thereon to Purchaser, whereupon both parties shall be released from all further obligations under this Agreement, except those obligations which expressly survive termination.

         5. DELIVERIES. Within three (3) days following the date hereof (and thereafter, as applicable), Seller shall, to the extent in Seller's possession or control and to the extent applicable to the Property, deliver to Purchaser true, correct and complete copies of:

         (a)      The Lease;

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         (b)      Other than the Lease, all contracts, arrangements, licenses, concessions, easements, service arrangements, employment contracts or agreements, brokerage agreements, and any and all other contracts or agreements, either recorded or unrecorded, written or oral entered into by Seller (or at Seller's direction), affecting the Property or any portion thereof, or the use thereof (the "CONTRACTS"), a list of which Contracts is attached hereto as Exhibit "D"; and

         (c)      Those items set forth on Exhibit "E" attached hereto.

         6. EXISTING LEASE. Seller hereby represents and warrants to Purchaser that attached to this Agreement as composite Exhibit "B" is a true, correct and complete copy of the Lease. Seller further represents and warrants to Purchaser that:

         (a) No other parties have any rights of occupancy or possession of the Property or any portions thereof except as set forth in the Lease, and no tenant of any portion of the Property has any option to purchase the Property or any portion thereof, nor any rights of first refusal with respect to same, except as set forth in the Lease.

         (b) Seller has not received any prepaid rent under the Lease (including any advance rent or security deposit) and Seller will not accept payment of any rent under the Lease for more than one (1) month in advance.

         (c) There are no modifications, understandings or agreements with respect to the Lease except as set forth in the Lease. Seller will not modify, terminate or renew the Lease or enter into any new lease or agreement affecting the Property, or any portion thereof, without the prior written consent of Purchaser, which consent Purchaser may grant or withhold in Purchaser's sole discretion.

         (d) The Lease is in good standing and, to the knowledge of Seller, without default on the part of Seller or the tenant as of the date hereof, and through the date of Closing, Seller shall not take any action or fail to take any action which would give rise to a default on the part of Seller under the Lease.

         (e) At least five (5) business days prior to Closing, Seller shall use reasonable efforts to obtain and deliver to Purchaser estoppel letter from the tenant under the Lease substantially in the form attached hereto as Exhibit "F".

         (f) There are no unpaid rental commissions, tenant improvements, tenant concessions or tenant allowances due with respect to the Lease nor for the renewal of same.

         The provisions of this paragraph shall survive Closing.

         7. CONDITIONS PRECEDENT. Purchaser's obligation to close the transaction provided for in this Agreement shall be subject to the following conditions precedent to closing:

         (a) Purchaser shall have until thirty five (35) days following the date of this Agreement to examine the Lease and all of the due diligence deliveries and to decide whether they are satisfactory to Purchaser and to make such physical, zoning, land use, environmental and other examinations, inspections and investigations of the Property or the use or operation thereof which Purchaser, in

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                  Purchaser's sole discretion, may determine to make (subject to the rights of the tenant under the terms of the Lease). In the event Purchaser is not satisfied with any of the foregoing, for any reason or for no reason, in Purchaser's sole and absolute discretion, Purchaser may cancel this transaction by written notice given by Purchaser to Seller within the above-specified thirty five (35) day time period. Failure of the Purchaser to deliver a notice of cancellation within such thirty five (35) day time period shall be deemed a waiver by Purchaser of this condition to the Closing.

         (b) At all times during the term of this Agreement and as of closing, all of the representations, warranties and covenants by Seller contained in this Agreement shall be true and correct.

         (c) At least five (5) business days prior to Closing, Seller shall have provided to Purchaser an executed estoppel from the tenant under the Lease as required in subparagraph 6(e) above.

Seller's obligation to close the transaction provided for in this Agreement shall be subject to the following condition precedent to closing:

         (d) Receipt of the Requisite Lenders' Consent to Asset Sale (as defined in Paragraph 8 (g) below) prior to fourteen (14) days from the date of this Agreement.

         In the event any of the foregoing conditions precedent are not fulfilled as of closing (or earlier date if specified otherwise), then Purchaser shall have the option of either: (i) waiving the condition and closing "as is", without reduction in the Purchase Price or claim against Seller therefor, or
(ii) canceling this Agreement by written notice to Seller given by closing (or earlier date if specified otherwise), in which event the Escrow Agent shall return the Deposit(s) and all interest thereon to Purchaser, whereupon both parties shall be released from all further obligations under this Agreement, except those obligations which expressly survive termination.

         8. SELLER'S REPRESENTATIONS. Seller represents and warrants to Purchaser and covenants and agrees with Purchaser as follows:

         (a) Seller has not entered into any contracts, arrangements, licenses, concessions, easements, or other agreements, including, without limitation, service arrangements and employment agreements, either recorded or unrecorded, written or oral, affecting the Property, or any portion thereof or the use thereof, other than the Lease and the Contracts. Each of the Contracts: (i) is in good standing and free from default,
                  (ii) fully assignable to Purchaser without any change in the terms and provisions thereof, and (iii) may be cancelled by Purchaser upon not more than thirty (30) days notice and without payment of premium or penalty therefor. Purchaser may elect, by written notice to Seller delivered as of the expiration of the Inspection Period, to not assume all or certain of the Contracts, in which event Seller shall terminate such Contracts as of Closing.

         (b) Seller has no notice or knowledge of: (i) any pending improvement liens to be made by any governmental authority with respect to the Property; (ii) any violations of building codes and/or zoning ordinances or other governmental regulations with respect to the Property; (iii) any pending or threatened lawsuits with respect to the Property; or (iv) any pending or threatened condemnation proceedings with respect to the Property.


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         (c)      Seller will use reasonable efforts to request the books,
                  records, income and expense statements (the "BOOKS AND RECORDS") relating to the operation of the Property from the tenant under the Lease in accordance with Section 32 (m) of the Lease. Purchaser acknowledges that Seller cannot and does not warrant the accuracy or completeness of such Books and Records and is endeavoring to provide such information to Purchaser as an accommodation only. Seller knows of no fact or condition which might, in the future, adversely affect the performance of income and expenses.

         (d) During the period between the date of this Agreement and closing, Seller shall continue to operate and manage the Property consistent with its operation and management prior to the date of this Agreement and in accordance with all of the requirements of the Lease.

         (e) Seller shall use reasonable efforts to cause the tenant under the Lease to comply prior to closing with all laws, rules, regulations, and ordinances of all governmental authorities having jurisdiction over the Property. Seller shall be responsible for and shall promptly pay all amounts owed for labor, materials supplied, services rendered and/or any other bills or amounts incurred at the direction to Seller and Seller's ownership and/or operation of the Property prior to closing, and which are not the responsibility of the tenant under the Lease.

         (f) Prior to closing, no portion of the Property or Seller's interest therein shall be alienated, encumbered, conveyed or otherwise transferred.

         (g) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance of this Agreement by Seller have been duly authorized and no consent of any other person or entity to such execution, delivery and performance is required to render this document a valid and binding instrument enforceable against Seller in accordance with its terms. Assuming the consent of the Requisite Lenders (as defined in the Seller's Amended and Restated Credit Agreement dated as of July, 12, 2002, among Seller, Citicorp USA, Inc., in its capacity as Agent for the Lenders and Issuing Banks thereunder, and certain subsidiaries of the Seller) (hereinafter referred to as the "Requisite Lenders' Consent to Asset Sale"), the execution of this Agreement or the consummation of the transactions contemplated hereby will not:
                  (i) result in a breach of, or default under, any agreement to which Seller is a party or by which the Property is bound, or
                  (ii) violate any restrictions to which Seller is subject.

         (h) Seller is not a "foreign person" within the meaning of the United States tax laws and to which reference is made in Internal Revenue Code Section 1445(b)(2). At closing, Seller shall deliver to Purchaser an affidavit to such effect.

         (i) To the knowledge of Seller, there has not been and there is not now (i) any Hazardous Substance (as hereinafter defined) present on the Realty, (ii) any present or past generation, recycling, reuse, sale, storage, handling, transport and/or disposal of any Hazardous Substance on the Realty, or (iii) any failure to comply with any applicable local, state or federal environmental laws, regulations, ordinances or administrative or judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and/or disposal of any Hazardous Substance. Seller has not received any notice from any governmental authority regarding the presence of any Hazardous Substance, any present or past generation, recycling, reuse, sale, storage, handling, transport and/or disposal of any Hazardous Substance or any failure to comply with any applicable local, state or federal environmental laws, regulations, ordinances or administrative or judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and/or disposal of any Hazardous Substance. As used herein, the term "HAZARDOUS SUBSTANCE" means any substance or material defined or designated as a hazardous or toxic waste material or substance, or other similar term by any federal, state or local


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                  environmental statute, regulation or ordinance presently or hereinafter in effect, as such statute, regulation or ordinance may be amended from time to time.

         (j) At closing, Seller shall terminate any existing Leasing or Property Management Agreement affecting the Property to which Seller is a party.

         (k) Seller has a valid and enforceable contractual right to cause Wells Fargo Bank Northwest, National Association, a national banking association, (f/k/a First Security Bank, National Association), not individually but solely as Owner Trustee of the Aviation Sales Trust 1998-1 to convey fee simple title to the Property directly to Purchaser at the Closing in accordance with the terms of this Agreement.

         (l) Seller agrees to use diligent efforts to obtain the Requisite Lenders' Consent within fourteen (14) days from the date of this Agreement; provided, however that if Seller is unable to deliver to Purchaser evidence of such consent with such time period, this Agreement shall automatically terminate in which event the Deposit shall immediately be returned to Purchaser, and Seller shall reimburse Purchaser for up to $10,000 of Purchaser's actual out of pocket due diligence expenses within ten (10) days after receipt from Purchaser of reasonable documentation of the expenses for which such reimbursement is requested.

         The foregoing representations and warranties that are to Seller's knowledge, Seller's actual knowledge, the knowledge of Seller or words of similar import, shall be limited to the current actual knowledge of Annemarie Gifford, the Manager, Corporate Administration of Seller, with at least three
(3) years of experience with the Property and the person affiliated with Seller with the most knowledge of the Property, without further investigation or inquiry.

         EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT AND/OR ANY CLOSING DOCUMENT DELIVERED OR CAUSED TO BE DELIVERED BY SELLER TO PURCHASER AT CLOSING, THE PROPERTY IS BEING SOLD TO PURCHASER ON AN "AS-IS, WHERE-IS" BASIS, WITHOUT WARRANTY. SELLER HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

The provisions of this paragraph shall survive the Closing for a period of twelve (12) months.

         9. DEFAULT PROVISIONS. In the event of a default by Purchaser under this Agreement, Seller shall receive the Deposit together with all interest earned thereon as agreed and liquidated damages for said breach, and as Seller's sole and exclusive remedy for default of Purchaser, whereupon the parties shall be relieved of all further obligations hereunder, except those obligations which expressly survive termination.


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         In the event of a default by Seller under this Agreement, Purchaser at its option shall have the right to: (i) terminate this Agreement and receive the return of the Deposit together with all interest earned thereon and all out of pocket expenses incurred by Purchaser with respect to this transaction whereupon the parties shall be released from all further obligations under this Agreement, except those obligations which expressly survive termination, or, alternatively,
(ii) seek specific performance of the Seller's obligations hereunder and/or any other equitable remedies.

         Notwithstanding the foregoing, in the event of a default by either party of any obligations, indemnities, representations or warranties which specifically survive Closing, then the non-defaulting party shall be entitled to seek any legal redress permitted by law or equity. The provisions hereof shall survive Closing.

         10. PRORATIONS. To the extent not payable by the tenant, the actual or estimated charges for utilities accrued and payable by Seller shall be prorated between Seller and Purchaser, provided Purchaser is required by law or elects to assume Seller's utility account. . Rents actually collected under the Lease shall be prorated as of the date of Closing. Purchaser shall receive a credit against the Purchase Price at Closing for all security deposits and prepaid rent of the tenant under the Lease. There shall be no proration of ad valorem or property taxes at Closing since same are the responsibility of the tenant under the Lease. The parties agree that, within ninety (90) days following Closing, to perform a reconciliation of all items of income and expense which were not known or available to the parties at Closing.

         The provisions of this paragraph shall survive the Closing.

         11. IMPROVEMENT LIENS. Certified, confirmed or ratified liens for governmental improvements as of the date of Closing, if any, shall be paid in full by Seller, and pending liens for governmental improvements as of the date of Closing shall be assumed by the Purchaser, provided that where the improvement has been substantially completed as of the date of Closing, such pending lien shall be considered certified. The special assessments for the Property include the City of Miramar ERC (water and sewer bond issue) which is payable as part of the real property tax bill and is paid by the tenant and is not the responsibility of Seller. As a result, Seller shall not be required to pay such assessments liens at Closing.

         12. CLOSING COSTS. The parties shall bear the following costs:


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         (a)      The Purchaser shall be responsible for payment of the
                  following: (i) the cost of examining title and obtaining any title insurance policy update or report on the Property, and the premiums and any other related fees and costs for any owner's title insurance policies update and/or report and endorsements, (ii) the updated Survey, and (iii) any and all costs and expenses of architectural, engineering and other inspection and feasibility studies and reports incident to Purchaser's inspections.

         (b)      The Seller shall be responsible for payment of the following:
                  (i) the documentary stamps and surtax due on the warranty deed of conveyance, and (ii) the recording costs on documents necessary to clear title.

         (c) Each party shall pay its own legal fees except as provided in subparagraph 21(c) below.

         13. CLOSING. Subject to other provisions of this Agreement for extension, the closing(s) (the "CLOSING") shall be held thirty (30) days following expiration of the Inspection Period at the offices of the attorneys for the Purchaser, Greenberg Traurig, P.A. at 1221 Brickell Avenue, Miami, Florida 33131.

         At Closing, Seller shall execute and deliver (or shall cause to be executed and delivered) to Purchaser the following closing documents:

         (i) a good and sufficient trustee's deed and in the form attached hereto as Exhibit "G" subject only to the Permitted Exceptions,

         (ii)     an appropriate mechanic's lien affidavit,

         (iii) an affidavit of exclusive possession, subject only to the rights of the tenant under the Lease, together with estoppel letters from the tenant pursuant to subparagraph 6(e) above,

         (iv)     a non-foreign affidavit ,

         (v) an appropriate bill of sale with warranty of title for all personal property included in this transaction,

         (vi) appropriate assignments of all leases, deposits, licenses, easements, rights-of-way, contract rights, guarantees and warranties, intangible rights and other property and rights included in this transaction,

         (vii) appropriate evidence of Seller's formation, existence and authority to sell and convey the Property,

         (viii) an appropriate "gap" affidavit and/or indemnity as required by Purchaser's Title Insurer, and

         (ix) a corporate resolution and/or such other evidence of authority and good standing with respect to Seller as may be reasonably required by the title insurance company issuing title to Purchaser.

         At closing, Seller and Purchaser shall each execute counterpart closing statements and such other documents as are reasonably necessary to consummate this transaction. Purchaser shall also execute an assumption of Seller's obligations under the Lease arising from and after the Closing.


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         14. BROKERS. The parties each represent and warrant to the other that there are no real estate brokers, salesmen or finders involved in this transaction other than Easton & Associates ("E&A") and CB Richard Ellis ("CB"). Purchaser shall pay all commissions owing to E&A pursuant to separate agreement and Seller shall pay all commissions owing to CB pursuant to separate agreement. If a claim for brokerage in connection with the transaction is made by any broker, salesman or finder, claiming to have dealt through or on behalf of one of the parties hereto ("INDEMNITOR"), Indemnitor shall indemnify, defend and hold harmless the other party hereunder ("INDEMNITEE"), and Indemnitee's officers, directors, agents and representatives, from all liabilities, damages, claims, costs, fees and expenses whatsoever (including reasonable attorney's fees and court costs at trial and all appellate levels) with respect to said claim for brokerage. The provisions of this paragraph shall survive the Closing and any cancellation or termination of this Agreement.

         15. ASSIGNABILITY. Purchaser shall be entitled to assign its rights hereunder in whole or in part. In the event of an assignment, Purchaser shall be released from any and all of its obligations hereunder, provided that the Purchaser's assignee agrees to be fully bound by the terms and conditions of this Agreement as if said assignee were the original signatory hereto.

         16. INSPECTIONS. Purchaser, and Purchaser's agents and contractors, shall have the right during the term of this Agreement to enter upon the Property at reasonable times for purposes of inspection and making tests and studies thereon subject, at all times, to the rights of Tenant under the provisions of the Lease. Seller further agrees to permit Purchaser to interview and negotiate a lease modification with the tenant under the Lease. Throughout the term of this Agreement, Seller, its agents and employees shall at all times cooperate with Purchaser, its agents and contractors in connection with their performance of the inspections provided herein. Purchaser agrees to indemnify, defend and hold harmless Seller from and against all liabilities, damages, claims, costs, fees and expenses whatsoever (including reasonable attorney's fees and court costs at trial and all appellate levels) arising out of or resulting from any such inspection or investigation. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this paragraph shall survive the Closing and any cancellation or termination of this Agreement. In the event of any termination of this Agreement, Purchaser shall promptly: (i) return all materials delivered by Seller pursuant to paragraph 5 above, and (ii) deliver to Seller all third party physical inspections, engineering and environmental reports prepared on behalf of Purchaser relating to the Property.


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

         17. ESCROW AGENT. The Escrow Agent shall not be liable for any actions taken in good faith, but only for its gross or willful negligence. The parties hereby indemnify and hold the Escrow Agent harmless from and against any loss, liability, claim or damage whatsoever (including reasonable attorney's fees and court costs at trial and all appellate levels) the Escrow Agent may incur or be exposed to in its capacity as escrow agent hereunder except for gross negligence or willful misconduct. If there be any dispute as to disposition of any proceeds held by the Escrow Agent pursuant to the terms of this Agreement, the Escrow Agent is hereby authorized to interplead said amount or the entire proceeds with any court of competent jurisdiction and thereby be released from all obligations hereunder. The parties recognize that the Escrow Agent is the law firm representing Purchaser, and hereby agree that such law firm may continue to represent Purchaser in any litigation pursuant to this Agreement. The Escrow Agent shall not be liable for any failure of the depository.

         18. NOTICES. Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by recognized overnight courier (such as Federal Express) or mailed by certified or registered mail, return receipt requested, in a postage prepaid envelope, and addressed as follows:

         If to the Purchaser at:             c/o Keystone Property Trust
                                             200 Four Falls, Suite 208
                                             West Conshohocken, PA 19428
                                             Attn: Lisa Kavanagh
                                             Attn: Saul Behar

         With a copy to:                     Greenberg Traurig, P.A.
                                             1221 Brickell Avenue
                                             Miami, Florida  33131
                                             Attn:  Richard J. Giusto, Esq.

         If to the Seller at:                Timco Aviation Services, Inc.
                                             623 Radar Road
                                             Greensboro, NC 27410
                                             Attn: Chief Executive Officer

         With a copy to:                     Akerman Senterfitt, P.A.
                                             One Southeast Third Ave.
                                             28th Floor
                                             Miami, FL 33131
                                             Attn: Janice L. Russell, Esq.

Notices personally delivered or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given three (3) days after deposit in the U.S. mail.


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

         19. RISK OF LOSS. The Property shall be conveyed to Purchaser in the same condition as on the date of this Agreement, ordinary wear and tear excepted, free of all tenancies or occupancies except those under the Lease, and Seller shall not remove anything from the Property between now and Closing. In the event that the Property or any portion thereof is taken by eminent domain prior to Closing, Purchaser shall have the option of either: (i) canceling this Agreement and receiving a refund of the Deposit and all interest earned thereon, whereupon both parties shall be relieved of all further obligations under this Agreement, except those obligations which expressly survive termination, or (ii) Purchaser may proceed with closing in which case Purchaser shall be entitled to all condemnation awards and settlements. In the event that the Improvements or a material portion thereof are damaged or destroyed by fire or other casualty prior to Closing, then Purchaser shall have the option of either: (i) canceling this Agreement and receiving a refund of the Deposit and all interest earned thereon, whereupon both parties shall be released from all further obligations under this Agreement, except those obligations which expressly survive termination, or (ii) proceeding with closing in which case Purchaser shall be entitled to all insurance proceeds and to a credit equal to the insurance deductibles and any uninsured loss. In the event only a nonmaterial portion of the Improvements (i.e. a value of $250,000 or less) are damaged or destroyed by fire or other casualty prior to Closing, then Purchaser shall be required to proceed with Closing without reduction in the Purchase Price and Purchaser shall be entitled to all insurance proceeds and to a credit equal to the insurance deductibles and any uninsured loss.

         20. RADON GAS. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT. [NOTE: THIS PARAGRAPH IS PROVIDED FOR INFORMATIONAL PURPOSES PURSUANT TO SECTION 404.056(8), FLORIDA STATUTES,
(1988).]


         21. MISCELLANEOUS.

         (a) This Agreement shall be construed and governed in accordance with the laws of the State of Florida. All of the parties to this Agreement have participated fully in the negotiation and preparation hereof; and, accordingly, this Agreement shall not be more strictly construed against any one of the parties hereto.

         (b) In the event any term or provision of this Agreement be determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Agreement shall be construed to be in full force and effect.

         (c) In the event of any litigation between the parties under this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and court costs at all trial and appellate levels. The provisions of this subparagraph shall survive the closing coextensively with other surviving provisions of this Agreement.

         (d) In construing this Agreement, the singular shall be held to include the plural, the plural shall include the singular, the use of any gender shall include every other and all genders, and captions and paragraph headings shall be disregarded.

         (e) All of the exhibits attached to this Agreement are incorporated in, and made a part of, this Agreement.

         (f) Time shall be of the essence for each and every provision hereof.

         22. 1031 EXCHANGE. Each party acknowledges that the other may desire to exchange the Property as part of a like-kind exchange transaction that would qualify under Sections 1031 and/or 1033 of the Internal Revenue Code of 1986, as amended (the "CODE") for non-recognition treatment. At a party's election, the other party agrees, at the requesting party's expense, and provided that such exchange shall not delay the Closing, to cooperate with the requesting party in effecting a qualifying forward or reverse like-kind exchange for the sole benefit of the requesting party or its assignee, including, without limitation, by executing an instrument acknowledging and consenting to an assignment by the requesting party or its assignee of its rights (but not its obligations) hereunder to a qualified intermediary within the meaning of Treas. Reg. ss. 1.1031(k)-1(g)(4), or to an exchange accommodation titleholder within the meaning of Rev. Proc. 2000-37, provided that: (i) the cooperating party shall have no liability under such consent; and (ii) such consent shall contain no language or provision that would cause the cooperating party to become part of the chain of title with respect to any other property that is part of the requesting party's exchange. Neither party makes any representations to the other regarding qualification of the exchange under Sections 1031 and/or 1033 of the Internal Revenue Code, and the cooperating party shall not be liable to the requesting party in any manner whatsoever if the exchange completed in accordance with this paragraph should not qualify for any reasons under Section 1031 and/or 1033 of the Internal Revenue Code. Both parties reserve the right to assign their right

(but not their obligations) hereunder to a qualified intermediary or to an exchange accommodation titleholder, on or before the Closing.

         23. AUDIT RIGHTS. For the period of time commencing on the date of execution of this Agreement and continuing through the first anniversary of the Closing, and without limitation of the other document production otherwise required by Seller hereunder, Seller shall, from time to time, at no out of pocket cost to Seller upon reasonable advance written notice from Purchaser, provide to Purchaser and its representatives: (i) access to all financial and other information pertaining to the period of Seller's ownership and operation of the Property, which information is in Seller's possession and relevant and reasonably necessary, in the opinion of Purchaser's outside, third party accountants ("ACCOUNTANTS") to enable Purchaser and its Accountants to prepare financial statements in compliance with any and all of (a) Rule 3-05 or Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the "COMMISSION"), as applicable to Purchaser; (b) any other rule issued by the Commission and applicable to Purchaser; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Purchaser; and (ii) a representation letter, in form specified by, or otherwise satisfactory to the Accountants, signed by the individual(s) responsible for Seller's financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render an opinion concerning Seller's financial statements.

         24. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and there are no other agreements, representations or warranties other than as set forth herein. This Agreement may not be changed, altered or modified except by an instrument in writing signed by the party against whom enforcement of such change would be sought. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

         EXECUTED as of the date first above written in several counterparts, each of which shall be deemed an original, but all constituting only one agreement.


Signed in the presence of:              SELLER:


Witnesses:
                                        TIMCO AVIATION SERVICES, INC.,
                                        a Florida corporation

                                        By:  /s/ Roy T. Rimmer, Jr.
                                           ------------------------
                                        Name: Roy T. Rimmer, Jr.
----------------------------------
Print Name:                             Title: Chairman and CEO
           -----------------------

----------------------------------
Print Name:
           -----------------------



                                        PURCHASER:

Witnesses:
                                        KEYSTONE OPERATING PARTNERSHIP, L.P.,
                                        a Delaware limited partnership

                                        By: Keystone Property Trust, a Maryland
                                        Real Estate Investment Trust; General
                                        Partner
----------------------------------
Print Name:
           -----------------------
                                        By: /s/ John R. Begier
                                        ---------------------------
                                        Name:John R. Begier
----------------------------------
Print Name:                             Tittle: Executive Vice President
           -----------------------

                                   EXHIBIT "A"


                                LEGAL DESCRIPTION




        Parcel G and Parcel H, COUNTYLINE CORPORATE CENTER, according to the Plat thereof, recorded in Plat Book 165, Page 29 of the Public Records of Broward County, Florida




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